Exhibit 10.3

CIBATELLA CORP.

Minutes of a Meeting of the Directors of The Company Held on April 11, 2025

at Astangu tanav 62, Tallinn, Harju 13519, Estonia

Present: Janek Innos

Janek Innos took the chair and acted as the Recording Secretary of the Meeting.

ISSUANCE OF SHARES

WHEREAS, the Corporation is authorized to issue shares of its capital stock pursuant to its Articles of Incorporation;

WHEREAS, the Corporation has received and reviewed a Subscription Agreement from the below-named subscriber;

WHEREAS, the subscriber has agreed to subscribe for, and has paid the full consideration for, shares of Common Stock in the capital of the Corporation, in accordance with the terms of the Subscription Agreement;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby issues the following shares:

Name of Subscriber:	Janek Innos
Address:	Astangu tanav 62, Tallinn, Harju 13519, Estonia
Number of Shares Issued:	2,000,000
Class of Shares:	Common Stock
Par Value:	$0.0001 per share
Total Consideration Received:	$200.00 (Two Hundred U.S. Dollars)
Date of Issuance:	April 11, 2025

FURTHER RESOLVED, that the shares are hereby declared to be fully paid and non-assessable, and the listed subscriber currently is the sole shareholder of the company and there are no other shareholders.

TERMINATION OF MEETING

UPON MOTION, IT WAS RESOLVED that the Meeting terminate.

/s/ Janek Innos_______________

Janek Innos, Recording Secretary